Exhibit 99.1

FlexShopper, Inc. Regains Nasdaq Listing Compliance

BOCA RATON, FL, July 2, 2019 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq: FPAY), a leading national online lease-to-own (“LTO”) retailer and omnichannel LTO payment solution provider, today announced it has regained compliance with the minimum $1.00 per share bid price requirement for continued listing, and further, that the Company complies with all other applicable standards for continued listing of its securities on the Nasdaq Stock Market.  The company's shares will continue to be traded on The Nasdaq Global Market under the symbol FPAY.

About FlexShopper

FlexShopper, Inc. (FPAY) is a leading omnichannel provider of lease-purchase solutions for non-prime consumers and for retailers.  For shoppers, a simple application completed online or in-store provides immediate purchasing power to non-prime consumers.  For retailers, we provide an attractive alternative to their non-prime retail customers, which helps them “save the sale” and increase their business. Our unique, proprietary technology platform serves both B2C and B2B channels. FlexShopper’s largest direct to consumer channel is its LTO marketplace (www.flexshopper.com), which features over 150,000 items drop-shipped by some of the nation’s largest retailers. The Company’s B2B channels include its mobile LTO point-of-sale technology and its LTO payment option on retailers’ ecommerce sites. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and pays its retail partners for the goods.

Forward-Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in FlexShopper's filings with the Securities and Exchange Commission. The forward-looking statements made in this release, including FlexShopper’s sales growth and results from its retail B2B channel, speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by federal securities law.

 Contact:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.